EXHIBIT 10.12

THE COMMON STOCK BEING SUBSCRIBED FOR PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE COMMON STOCK MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE COMMON STOCK UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  ADDITIONAL RESTRICTIONS ON TRANSFER OF THE COMMON STOCK ARE SET FORTH IN THIS SUBSCRIPTION AGREEMENT.

SECURITIES PURCHASE AGREEMENT

SUBSCRIPTION AGREEMENT (the "Agreement") between P.C. Universe, Inc., a Nevada corporation (the " Purchaser "), and Paul Harary ( the "Seller").

BACKGROUND

Seller is the owner of 2,046,334 shares of common stock (the “Common Stock”) of the Purchaser; and

Purchaser desires to purchase, and the Seller desires to sell, that amount of Common Stock of Purchaser and for the Purchase Price upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.

Authorization, Purchase and Sale of the Common Stock

1.1

Authorization of the Common Stock.  Seller has the absolute authority in all respects to sell the Common Stock and does not require the consent of any party to consummate this transaction.

1.2

Sale and Purchase of the Common Stock.  At the Closing (as defined herein), subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, Purchaser agrees to purchase at the Closing and the Seller agrees to sell and deliver to Purchaser at the Closing, the Common Stock in exchange for the Purchase Price as hereinafter defined.

SECTION 2.

Closing, Purchase Price

2.1

Closing Date and Place of Closing.  The purchase and sale of the Common Stock shall take place November 6, 2007, or at such other time and place as the Seller and the Purchaser mutually agree upon orally or in writing (which time and place are designated as the “Closing”).

2.2

Purchase Price.  The Purchase Price is $150,000 and shall be payable in full at the Closing subject to the full performance of Seller hereunder.

2.3

Covenant of Best Efforts and Good Faith.  The Seller and Purchaser agree to use their respective best efforts and to act in good faith to cause to occur all conditions to Closing which are in their respective control.

SECTION 3.

Representations and Warranties of the Seller

The Seller hereby represents and warrants to Purchaser that:

3.1

Authority.  The Seller has all requisite power and authority to execute this Agreement.

3.2

Valid Title the Common Stock.   The Seller has good title to all Common Stock free from any and all encumbrances of any kind.

3.3

Consents.   All consents, approval, orders, authorizations, registrations, qualifications, and filings required on the part of the Seller to be obtained or made prior to the Closing in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained or made or will be obtained or made, prior to the Closing.

3.4

No Conflict.   The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit or give rise to an event which results in the creation of any lien, charge or encumbrance upon any of the Common Stock.

3.5

Absence of Litigation.    There is not pending or threatened any such action, suit, proceeding or investigation that questions this Agreement or the right of the Seller to execute, deliver and perform under same.

SECTION 4.

Representations and Warranties of the Purchaser

Purchaser hereby represents, warrants and covenants that:

4.1

Purchase Entirely for Own Account.  This Agreement is made with Purchaser in reliance upon such Purchaser’s representation, which by such Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Common Stock to be received by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock.

4.2

Accredited Investor.  Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D as presently in effect.

4.3

Restricted Securities.  Purchaser understands that the Common Stock it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Seller in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances.  In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Common Stock must be held indefinitely.  In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Corporation be available to the public.

SECTION 5.

Conditions to Obligations of the Purchaser

The obligation of the Purchaser to purchase the Common Stock is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

5.1

Representations and Warranties.  The representations and warranties of the Seller shall be true and correct in all material respects on the Closing Date as if made on such Date and the Seller shall provide a certificate as of the Closing Date attesting to such fact.

5.2

Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Seller on or prior to the Closing Date shall have been performed or complied with in all material respects, including but not limited to, any notification and/or consents as may be required to be obtained.

5.3

Good Title.  At the time of the Closing, Seller shall have good and clear title to the Common Stock, free of any and all encumbrances and liens of any kind.

5.4

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Purchaser and their counsel.

5.5

Delivery of Common Stock. At Closing, Seller shall deliver all Common Stock to Purchaser and shall execute an Irrevocable Stock Power in the form of Exhibit A attached hereto

SECTION 6.

Intentionally Omitted

SECTION 7.

Legend on Common Stock

Each certificate representing the Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

SECTION 8.

Arbitration

8.1

Arbitration

8.1.1

Scope.  Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise (“Disputes”), including disputes arising in connection with claims by third persons, shall be exclusively governed by and settled in accordance with the provisions of this Section 8; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

8.1.2

Binding Arbitration. The parties hereby agree to submit all Disputes to arbitration for final and binding resolution.  Any party may initiate such arbitration by delivery of a demand therefor (the “Arbitration Demand”) to the other parties.  The arbitration shall be conducted in the City of Boca Raton, Florida, by a panel of three arbitrators, one chosen by each party and the third selected by agreement of the parties not later than 10 days after delivery of the Arbitration Demand, or, failing such agreement, appointed pursuant to the Commercial

Arbitration Rules of the America Arbitration Association, as amended from time to time (the “AAA Rules”).  If the arbitrators become unable to serve, his, her or their successor(s) shall be similarly selected or appointed.

8.1.3

Procedure.  The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules.  Notwithstanding the foregoing, (a) each party shall have the right to audit the books and records of the other parties that are reasonably related to the Dispute; (b) each party shall provide to the other, reasonably in advance of any hearing, copies of all documents that a party intends to present in such hearing; (c) all hearings shall be conducted on an expedited schedule; and (d) all proceedings shall be confidential, except that either party may at its expense make a stenographic record thereof.

8.1.4

Timing.  The arbitrators shall complete all hearings not later than 90 days after his or her selection or appointment, and shall make a final award not later than 30 days thereafter.  The arbitrators shall apportion all costs and expenses of the arbitration, including the arbitrators’ fees and expenses, and fees and expenses of experts (“Arbitration Costs”) between the prevailing and non-prevailing party as the arbitrators shall deem fair and reasonable.  In circumstances where a Dispute has been asserted or defended against on grounds that the arbitrator deems manifestly unreasonable, the arbitrators may assess all Arbitration Costs against the non-prevailing party and may include in the award the prevailing party’s attorney’s fees and expenses in connection with any and all proceedings under this Section 8.  Notwithstanding the foregoing, in no event may the arbitrators award multiple or punitive damages.

SECTION 9.

Miscellaneous

9.1

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.  Except as set forth in Section 8, any action or proceeding relating to this Agreement may be brought in the courts of Florida, venue being in Palm Beach County, Florida, or in the United States courts located in Florida and each of the parties irrevocably consents to the jurisdiction of such courts in any such action or proceeding.

9.2

Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

9.3

Entire Agreement; Amendment.  This Agreement (including any Exhibits and Schedules hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by both parties.

9.4

Notices, etc.  All notices and other communications required or permitted hereunder shall be mailed by internationally recognized courier service and facsimile addressed (a) if to the Purchaser, as indicated below the Purchaser’s signature with a copy to the designated entity or at such other address as the Purchaser shall have furnished in writing, or (b) if to Seller, at its address set forth below or at such other address as the Seller may provide in writing.  All such notices or communications shall be deemed given when delivered personally by courier, by internationally recognized courier or by facsimile.

9.5

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement (including any holder of Common Stock), upon any breach or default or another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All  remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.6

Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.7

Titles and Subtitles.  The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not be considered in construing this Agreement.

9.8

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.9

Fees and Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

SELLER:

/s/  PAUL HARARY

Paul Harary

PURCHASER:

P.C. Universe, Inc.

By: /s/  MICHAEL LABINSKI

Michael Labinski, CFO

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, Paul Harary (“Harary”), hereby sells, assigns, and transfers to P.C. Universe, Inc., a Nevada corporation, its successors and assigns (the “Company”), Two Million  Forty Six Thousand Three Hundred and Thirty Four (2,046,334) shares of Common Stock of the Company, represented by Certificate Number PC 3010, standing in Harary’s name on the books of the Company, and Harary hereby irrevocably appoints and constitutes the transfer agent of the Company as attorney to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated:  November 6, 2007

/s/  PAUL HARARY

Paul Harary

Medallion Guaranteed Signature:                                        [Medallion Signature]

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 6 day of November, 2007, by Paul Harary who is personally known to me or has produced Florida Drivers License as Identification.

(SEAL)

Notary Public-State of Florida

Commission Number: DO361032

/s/  BERNADETTE FRANCO

/s/  PAUL HARARY